EXHIBIT 15


                              PRICE WATERHOUSE LLP


November 9, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We are aware that Phelps Dodge Corporation has incorporated by reference our report dated October 19, 1994 (issued pursuant to the provisions of Statements on Auditing Standards Nos. 71 and 42) in the Prospectus constituting part of its Registration Statements on Form S-3 (No. 33-44380) and Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362 and
33-62486). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,


Price Waterhouse LLP
Phoenix, Arizona